Exhibit 10.2

LONGHAI STEEL INC.

NOTICE OF STOCK OPTION GRANT

Name: Michael Grieves	Address:

You have been granted an option (the “Option”) to purchase common stock (“Shares”) of Longhai Steel Inc. (the “Company”), subject to the terms and conditions of the attached Stock Option Agreement, as follows:

Date of Grant:	January 11, 2012
Vesting Commencement Date:	January 11, 2012
Exercise Price per Share:	$0.70
Total Number of Shares Granted:	40,000
Total Exercise Price:	$28,000
Type of Option:	Non-Qualified Stock Option
Expiration Date:	January 10, 2015

Vesting Schedule:

50% of the Option vests on January 11, 2012. The remaining Option vests on December 31, 2012. Notwithstanding the foregoing, the Option will become fully vested and exercisable upon a Change in Control.

Termination Period:

To the extent vested, this Option will be exercisable for three (3) months after the Termination Date, unless (i) termination is due to Optionee’s death or Disability, in which case this Option will be exercisable for twelve (12) months after the Termination Date or (ii) the Optionee is Terminated for Cause, in which case this Option will terminate on the Termination Date. In no event may this Option be exercised later than the Expiration Date provided above.

LONGHAI STEEL INC.

STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (“Agreement”), dated as of the 11th day of January, 2012 is made by and between Longhai Steel Inc., a Nevada corporation (the “Company”), and Michael Grieves (the “Optionee”).

BACKGROUND

The Company, acting through its Board of Directors (the “Board”), approved the grant to the Optionee, effective as of the date set forth above, of a stock option (“Option”) to purchase shares of the common stock, par value $.001 per share (the “Shares”), of the Company at the price (the “Exercise Price”) set forth in the attached Notice of Stock Option Grant (which is expressly incorporated herein and made a part hereof, the “Notice of Grant”), upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and undertakings hereinafter set forth, the parties hereto agree as follows:

1.     Grant of Option. On behalf of the Company, the Board hereby grants to the Optionee an Option to purchase, subject to the terms and conditions of this Agreement, that number of Shares of the Company set forth in the Notice of Grant (the “Optioned Shares”), at an exercise price per share equal to the Exercise Price set forth in the Notice of Grant, subject to the terms and conditions of this Agreement. The Option is intended to be a Non-Qualified Stock Option, meaning that it is not qualified as an “Incentive Stock Option” as described in Section 422 of the Internal Revenue Code of 1986 (“Code”), as amended.

2.     Term. The term of the Option commences on the date of this Agreement and expires on the Expiration Date set forth in the Notice of Grant unless otherwise terminated in accordance with the terms of the Notice of Grant or this Agreement.

3.     Time of Exercise. Except as otherwise provided in this section or unless accelerated in the discretion of the Board, the Option will become exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant. Shares as to which the Option becomes exercisable may be purchased at any time prior to the expiration or termination of the Option.

(a) This Option will become fully vested and exercisable upon a Change in Control. Prior to the closing of a transaction that would result in a Change in Control, the Company will notify the Optionee in writing or electronically that the Option will be exercisable (subject, however, to the requirement that the Change in Control actually occur) for a period of time determined by the Company in its sole discretion, and the Option will terminate upon the expiration of such period for no consideration, unless otherwise determined by the Company.

4.     Termination of Option.

(a) If the Optionee is Terminated for any reason except death or Disability, then the Optionee may exercise the Option (i) only to the extent that the Option would have been exercisable on the Termination Date and (ii) no later than three months after the Termination Date, but in any event, no later than the Expiration Date.

(b) If the Optionee is Terminated because of the Optionee’s death or Disability (or the Optionee dies within three months after a Termination other than for Cause or because of Optionee’s Disability), then the Option (i) may be exercised only to the extent that such Option would have been exercisable by the Optionee on the Termination Date and (ii) must be exercised by the Optionee (or the Optionee’s legal representative or authorized assignee) no later than twelve months after the Termination Date, but in any event no later than the Expiration Date.

(c) Notwithstanding the provisions in paragraphs 4(b) and 4(c), if the Optionee is Terminated for Cause, neither the Optionee, the Optionee’s estate nor such other person who may then hold the Option will be entitled to exercise the Option whatsoever, whether or not, after the Termination Date, the Optionee may receive payment from the Company or any Parent, Subsidiary or Affiliate of the Company for vacation pay, for services rendered prior to the Termination Date, for services rendered for the day on which Termination occurs, for salary in lieu of notice, for severance or for any other benefits; provided, however, that the Board will give the Optionee an opportunity to present to the Board evidence on the Optionees’s behalf that the provisions of this paragraph 4(d) should not apply and, in the alternative, paragraph 4(b) or 4(c) will apply. For the purpose of this paragraph 4(d), Termination will occur on the date when the Company dispatches notice or advice to the Optionee that the Optionee is Terminated.

5.     Method of Exercise. This Option is exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to procedures as the Board may determine, which will state the election to exercise the Option, the number of Shares for which the Option is being exercised, and other representations and agreements as may be required by the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Shares being acquired, together with any applicable tax withholding. This Option will be deemed to be exercised upon receipt by the Company of a fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.

6.     Method of Payment. Payment of the aggregate Exercise Price may be by any of the following, or a combination thereof, at the election of the Optionee:

(a) cash;

(b) check;

(c) to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, a promissory note;

(d) to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares being acquired;

(e) by asking the Company to withhold Shares from the total Shares to be delivered upon exercise equal to the number of Shares having a value equal to the aggregate Exercise Price of the Shares being acquired;

(f) in accordance with any broker-assisted cashless exercise procedures approved by the Company and as in effect from time to time;

(g) any combination of the foregoing methods of payment; or

(h) other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws.

7.     Taxes.

(a) Withholding. Optionee agrees to arrange for the satisfaction of all federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if withholding amounts are not delivered at the time of exercise.

(b) Code Section 409A. Under Code Section 409A, an Option that vests after December 31, 2004 that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “discount option”) may be considered “deferred compensation.” An Option that is a discount option may result in (i) income recognition by the Optionee prior to the exercise of the Option, (ii) an additional twenty percent (20%) tax, and (iii) potential penalty and interest charges. Optionee acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the fair market value of a Share on the date of grant in a later examination. Optionee agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Optionee shall be solely responsible for Optionee’s costs related to such a determination.

8.     Legal Compliance. Optionee may not exercise the Option unless the exercise of the Option and the issuance of the Optioned Shares comply with applicable law. The Company will be relieved of any liability with respect to any delayed issuance of shares or its failure to issue shares if such delay or failure is necessary to comply with applicable laws.

9.     Adjustments Upon Changes in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Board, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Option, will equitably adjust the number, class, and Exercise Price of Shares covered by this Option to prevent enlargement or diminution of the value of this Option.

Any such adjustment shall be done in a manner consistent with Code Section 409A and Treasury Regulations section 1.409A -1 et seq.

10.     Investment Representation and Legend of Certificates.

(a) The Optionee acknowledges and agrees that, for any period in which a registration statement, with respect to the Option and/or Shares under the Securities Act of 1933, as amended (the “Securities Act”), is not effective, the Optionee will hold the Option and will purchase and/or own the Optioned Shares for investment and not for resale or distribution. The Company will have the right to place upon the face and/or reverse side of any stock certificate or certificates evidencing the Optioned Shares such legend as the Board may prescribe for the purpose of preventing disposition of such Optioned Shares in violation of the Securities Act.

(b) If a registration statement under the Securities Act is not in effect with respect to the Shares issuable upon exercise, the Company may require as a condition precedent that the Optionee, upon exercising the Option, deliver to the Company a written representation and undertaking, satisfactory in form and substance to the Company, that, among other things, the Optionee is acquiring the Shares for his own account for investment and not with a view to or for sale in connection with any distribution of the security.

11.     No Evidence of Employment or Service. Nothing contained in this Agreement confers upon the Optionee any right to continue in employment with the Company, its parent or any of its subsidiaries or interfere in any way with the right of the Company, its parent or its subsidiaries (subject to the terms of any separate agreement to the contrary) to terminate the Optionee’s business relationship or to increase or decrease the Optionee’s compensation at any time.

12.     Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Agreement is binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

13.     Specific Performance. The Optionee expressly agrees that the Company will be irreparably damaged if the provisions of this Agreement are not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by the Optionee, the Company will, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or decree for specific performance, in accordance with the provisions hereof and thereof. The Board has the power to determine what constitutes a breach or threatened breach of this Agreement. Any such determinations will be final and conclusive and binding upon the Optionee.

14.     Notices. All notices or other communications which are required or permitted hereunder will be in writing and sufficient if personally delivered or sent by telecopy, sent by nationally-recognized overnight courier, or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

(a) if to the Optionee, to the address (or telecopy number) set forth on the Notice of Grant; and

(b) if to the Company, to its principal executive office as specified in any report filed by the Company with the Securities and Exchange Commission or to such address as the Company may have specified to the Optionee in writing, Attention: Corporate Secretary;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication will be deemed to have been given (i) when delivered, if personally delivered, or when telecopied, if telecopied, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

15.     No Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

16.     Optionee Undertaking. The Optionee agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement.

17.     Definitions. For purposes of this Agreement and the Notice of Grant, capitalized terms have the following meanings:

(a) “Affiliate” means any entity or person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another entity, where “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise.

(b) “Cause” means (i) the conviction of the Optionee of a crime involving a sentence of incarceration or of a felony with or without a sentence of incarceration; (ii) the commission of an act by the Optionee constituting fraud, embezzlement or other material financial dishonesty against the Company, or of an act of moral turpitude which in the opinion of counsel to the Company would constitute a crime under the laws of the United States or China (or any of their state or local laws) and which, in case of any of the foregoing, in the good faith judgment of the Company, is likely to cause harm to the business of the Company, taken as a whole; (iii) the repeated refusal or failure by the Optionee to use his reasonable and diligent efforts to follow the lawful and reasonable directives of the Chief Executive Officer or Board with respect to a matter or matters within the control of the Optionee; (iv) the Optionee’s willful or gross neglect in carrying out his material duties and responsibilities under any employment agreement with the Company; or (v) a material breach by the Optionee of any provision of any employment agreement with the Company.

(c) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; and

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

For the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(d) “Disability” has the meaning provided in the Optionee’s employment agreement. If “Disability” is not defined therein, “Disability” means the inability of the Optionee to perform the duties of his position or any substantially similar employment position by reason of a physical or mental disability or infirmity for a continuous period of six months, as determined by the Board. The date of such Disability will be the last day of such six-month period or the date on which the Optionee submits such medical evidence, satisfactory to the Company, that the Optionee has a physical or mental disability or infirmity that will likely prevent the Optionee from performing the Optionee’s work duties for a continuous period of six months or longer, as the case may be.

(e) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(f) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(g) “Termination” or “Terminated” means that the Optionee has for any reason ceased to provide services as an employee, officer, director, Optionee, independent contractor, or advisor to the Company or any Parent, Subsidiary or Affiliate of the Company. The Optionee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Board, provided, that such leave is for a period of not more than three months, unless reemployment or reinstatement upon the expiration of such leave is provided by contract or statute. In the case the Optionee is on an approved leave of absence, the Board may suspend vesting of the Option while the Optionee is on leave from the Company or any Parent, Subsidiary or Affiliate of the Company. The Board has the sole discretion to determine whether the Optionee has ceased to provide services and the applicable Termination Date.

(h) “Termination Date” means the effective date of Termination, as determined by the Board.

18    . Interpretation. The Company intends that no payments under this Agreement will be subject to the tax imposed by Code Section 409A. This agreement will be interpreted and administered in a manner that avoids the imposition of any increase in tax under Code section 409A(a)(1)(B), and any ambiguities herein will be interpreted to satisfy the requirements of Code section 409A or any exemption thereto.

19.     Governing Law. This Agreement is governed by, and will be construed in accordance with, the laws of the State of Nevada applicable to contracts made and to be wholly performed therein, without giving effect to its conflicts of laws principles.

20.     Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

21.     Entire Agreement. This Agreement (including the Notice of Grant and the Exercise Notice) constitute the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previously written or oral negotiations, commitments, representations and agreements with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

22.     Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

23.     WAIVER OF JURY TRIAL. THE OPTIONEE HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

By Optionee’s signature and the signature of the Company’s representative below, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement. Optionee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

LONGHAI STEEL INC.

By: /s/ Chaojun Wang
Name: Chaojun Wang
Title: Chief Executive Officer

OPTIONEE

/s/ Michael Grieves
Michael Grieves

EXHIBIT A

LONGHAI STEEL INC.

EXERCISE NOTICE

Longhai Steel Inc.
No. 1 Jingguang Road, Neiqiu County
Xingtai City, Hebei Province, 054000
People’s Republic of China

1.     Exercise of Option. Effective as of today, ________________, 20__, the undersigned (“Optionee”) hereby elects to purchase ______________ shares of the common stock (the “Shares”) of Longhai Steel Inc. (the “Company”) under the option (the “Option”) represented by the Stock Option Agreement dated January 11, 2012 (the “Option Agreement”).

2.     Delivery of Payment. Optionee herewith delivers to the Company the full purchase price for the Shares and any and all withholding taxes due in connection with the exercise of the Option.

3.     Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

4.     Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired will be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in the Option Agreement.

5.     Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

6.     Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice is binding upon Optionee and his or her heirs, executors, Boards, successors and assigns.

7.     Entire Agreement; Governing Law. The Option Agreement and Notice of Grant are incorporated herein by reference. This Exercise Notice, the Option Agreement, and Notice of Grant constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of Nevada.

Submitted by:	Accepted by:

Optionee	LONGHAI STEEL INC.

Signature	Signature
_______________________	_______________________
Print Name	Print Name
Michael Grieves	_______________________
Address
No. 1 Jingguang Road, Neiqiu County
Xingtai City, Hebei Province, 054000
People’s Republic of China

Date Received: __________